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                                  EXHIBIT 99.2
                    Form of Notice of Grant of Stock Option
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                              LEGACY SOFTWARE, INC.
                         NOTICE OF GRANT OF STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Legacy Software, Inc. (the "Corporation"):

                  Optionee:____________________________________________________

                  Grant Date:__________________________________________________

                  Vesting Commencement Date:___________________________________

                  Exercise Price:  $__________________________________per share

                  Number of Option Shares:_______________________________shares

                  Expiration Date:_____________________________________________

                  Type of Option:  ______ Incentive Stock Option

                                   ______ Non-Statutory Stock Option

                  Exercise Schedule: The Option shall become exercisable in four
                  (4) successive equal annual installments upon Optionee's completion of each of the next four (4) years of Service measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Legacy Software, Inc. 1995 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

                  Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


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                  No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

______________________________ , 199__
         Date

                                                LEGACY SOFTWARE, INC.

                                                By:____________________________

                                                Title:_________________________

                                                _______________________________
                                                 OPTIONEE

                                                Address:_______________________

                                                _______________________________

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus


                                       2.



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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT



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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS